UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2014

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2014, Ladenburg Thalmann Financial Services Inc. (the "Company") entered into a definitive agreement and plan of merger (the "Merger Agreement") with HCHC Acquisition Inc., its wholly-owned subsidiary ("Merger Sub"), HCHC Holdings, Inc. ("Highland") and the stockholders of Highland (the "Stockholders"), pursuant to which Highland was merged with and into Merger Sub on July 31, 2014 (the "Merger"), with Merger Sub remaining as the surviving corporation and a wholly-owned subsidiary of the Company.

Highland Capital Brokerage, Inc., a subsidiary of Highland, is a leading independent insurance brokerage that that delivers life insurance, fixed and equity indexed annuities and long-term care solutions to investment and insurance providers. Highland Capital Brokerage provides specialized point-of-sale support along with advanced marketing and creative estate and business planning techniques, delivering customized insurance solutions to both institutional clients and independent producers. Highland Capital Brokerage’s CEO Jim Gelder, CLU, and his senior management team will continue to operate Highland Capital Brokerage as a standalone business operating from its Birmingham, Alabama headquarters.

Summary of Merger Agreement Terms:

Merger Consideration. Pursuant to the Merger Agreement, all outstanding shares of Highland’s common stock were converted into the right to receive at the Merger closing an aggregate of approximately $3,600,000 in cash and an aggregate of 2,540,762 shares in Company common stock (the "Merger Shares"), which are subject to certain transfer restrictions. Also, concurrently with the closing of the Merger, the Company caused all indebtedness owed by certain of Highland’s subsidiaries pursuant to a credit agreement (in the aggregate amount of approximately $22.3 million) to be repaid.

Representations and Warranties; Covenants. The Merger Agreement contains customary representations and warranties of the parties. The Merger Agreement also contains customary covenants and agreements.

Restrictive Covenants. Certain of the Stockholders are subject to a restrictive covenant relating to competition in the insurance and financial services business until three years after the termination of their employment with Merger Sub or any subsidiary thereof. Such Stockholders also are subject to restrictive covenants relating to the solicitation of employees and customers until five years after the termination of their employment with Merger Sub or any subsidiary thereof.

Indemnification. Subject to certain limitations, the Stockholders have agreed to indemnify the Company for losses arising out of breaches of their representations, warranties and covenants and certain of the Stockholders have agreed to indemnify the Company against liabilities relating to Highland’s pre-closing operations, other than liabilities adequately reserved for on Highland’s financial statements. To provide a fund for satisfaction of the Stockholders’ indemnification obligations, an aggregate of 357,953 of the Merger Shares have been deposited in escrow, pursuant to an escrow agreement (the "Escrow Agreement"), dated as of July 31, 2014, by and among the Stockholders, James R. Gelder and W. Drew Lawrence, as representatives of the Stockholders, the Company and American Stock Transfer & Trust Company, LLC, as escrow agent. The indemnification obligations of the Stockholders will not be limited by the shares held in escrow. However, no Stockholder will be obligated to indemnify the Company for an aggregate amount in excess of the merger consideration received by such Stockholder.

Employment Agreements. As a condition to the closing of the Merger, certain of Highland’s key employees, including members of its senior management, entered into employment agreements with Merger Sub or one of the Highland subsidiaries. Pursuant to the employment agreements, certain members of senior management who are not also Stockholders are subject to a restrictive covenant relating to competition in the insurance and financial services business until the later of July 31, 2016 and one year after the termination of their employment with the Company, Merger Sub or any subsidiary or affiliate thereof. Such members of management also are subject to restrictive covenants relating to the solicitation of employees and customers until five years after the termination of their employment with the Company, Merger Sub or any subsidiary or affiliate thereof.

The above descriptions of the Merger Agreement and the Escrow Agreement do not purport to be a complete statement of the parties’ rights and obligations thereunder and the transactions contemplated thereby.

Outstanding Indebtedness of Highland:

Approximately $7 million of indebtedness owed by a Highland subsidiary was not repaid in connection with the Merger and remains outstanding. The promissory notes ("Promissory Notes") evidencing this indebtedness accrue interest at a rate of 10% per annum and mature on February 26, 2019. Accrued interest is payable quarterly on the 15th of October, January, April and July. The Promissory Notes may be prepaid, except that if the Promissory Notes are prepaid in full prior to August 26, 2016, the holders of the Promissory Notes are entitled to receive the total amount of interest payable through August 26, 2016, less any interest already paid. Payment of the principal and all accrued and unpaid interest under the Promissory Notes may be accelerated upon the occurrence of customary events of default, including the failure to make payments when due and the commencement of bankruptcy or similar proceedings.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein. The shares of the Company’s common stock issued under the Merger Agreement were issued in reliance on an exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Item 8.01 Other Events.

On August 1, 2014, the Company issued a press release announcing the Merger. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits*

Exhibit No – Description

99.1 – Press release dated August 1, 2014 issued by Ladenburg Thalmann Financial Services Inc.

* The Promissory Notes have not been filed in accordance with Regulation S-K Item 601(b)(4)(iii)(A). The registrant agrees to furnish a copy of the Promissory Notes to the Securities and Exchange Commission upon request.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

August 6, 2014	By:	Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 1, 2014 issued by Ladenburg Thalmann Financial Services Inc.